                                                           Exhibit 4.4

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

         THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated to be effective as of February 14, 2001, is between WADDELL & REED FINANCIAL, INC., a Delaware corporation (the "Company"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York trust company (the "Rights Agent"), at the direction of the Company. Capitalized terms not defined herein have the same meaning as defined in the Rights Agreement (as defined below).

         WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of April 28, 1999 (the "Rights Agreement");

         WHEREAS, SECTION 27 of the Rights Agreement permits the amendment of the Rights Agreement at the direction of the Company;

         WHEREAS, the Company has entered into that certain merger agreement, dated to be effective as of February 14, 2001, by and between the Company and WDR Sub, Inc., a Delaware corporation wholly-owned by the Company (the "Merger Agreement"), pursuant to which all the issued shares of the Company's Class B Common Stock, $.01 par value per share, will be converted into shares of the Company's Class A Common Stock, $.01 par value per share, (the "Converted Shares");

         WHEREAS, the Rights Agreement does not explicitly address the effects a conversion of the shares of Class B Common Stock into shares of Class A Common Stock will have upon the Rights attached to the shares of Class B Common Stock or the Converted Shares;

         WHEREAS, pursuant to a resolution duly adopted on January 18, 2001, the Board of Directors of the Company adopted and authorized an amendment to the Rights Agreement to clarify how the transactions contemplated by the Merger Agreement will effect the Rights granted under the Rights Agreement;

         WHEREAS, the Board of Directors of the Company has resolved and determined that such amendment is desirable and consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in connection with the original adoption of the Rights Agreement;

         NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

A. The Rights Agreement shall be amended by inserting the following text immediately following the text of Section 34:

         "Section 35. CONVERSION OF SHARES OF COMMON STOCK. If the Company consummates the merger (the "Merger") contemplated by that certain merger agreement, dated as of February 14, 2001, by and between the Company and WDR Sub, Inc., a Delaware corporation wholly-owned by the Company, each issued share of Class B Common Stock, shall, by virtue of the Merger, and without any action on the part of the holder thereof, become and be converted into one fully paid and validly issued, non-assessable share of Class A Common Stock (a "Converted Share"). For purposes of this Agreement, simultaneously upon the conversion of each share of Class B Common Stock into a share of Class A Common Stock, the Right attached to such share of Class B Common Stock shall be cancelled, and a Right shall be issued for each Converted Share in accordance with Section 3(c) hereof except that the legend referred to therein shall only be required to be borne by new certificates issued for Converted Shares."

B. Upon the Effective Time, as defined in the Merger Agreement, the Rights Agreement shall be amended as follows:

1.       AMENDMENT TO THE PREAMBLE.
         -------------------------

         The preamble of the Rights Agreement is amended by deleting the phrase "form of Certificate of" and inserting the phrase "Section 4.3.4 of the Company's Amended and Restated Certificate of Incorporation (the "Designation of the Rights and Preferences of the Series A Junior Participating Preferred Stock")

2.       AMENDMENT OF SECTION 1.
         ----------------------

         a. SECTION 1(g) of the Rights Agreement is hereby amended in its entirety to read as follows:

                  "(g)     [intentionally left blank]"


         b. SECTION 1(i) of the Rights Agreement is hereby amended in its entirety to read as follows:

                  (i) "Common Stock" shall mean the Class A Common Stock, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

3.       AMENDMENT TO THE TABLE OF CONTENTS.
         ----------------------------------

         The Table of Contents of the Rights Agreement is hereby amended by substituting the phrase "Designation of the Rights and Preferences of the Series A Junior Participating Preferred Stock" for the phrase "Certificate of Designation, Preferences and Rights" in the reference to EXHIBIT A in the Table of Contents.

4.       AMENDMENT OF EXHIBIT A.
         ----------------------

         EXHIBIT A to the Rights Agreement is hereby replaced with EXHIBIT A to this Amendment.

5. AMENDMENT OF EXHIBIT C. The first full paragraph of EXHIBIT C to the Rights Agreement is hereby amended in its entirety to read as follows:

                           On April 28, 1999, the Board of Directors of Waddell
                  & Reed Financial, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Class A Common Stock and Class B Common Stock of the Company to stockholders of record at the close of business on May 12, 1999 (the "Record Date"). Subsequently, the Company converted all issued shares of Class B Common Stock into shares of Class A Common Stock, and therefore, the Rights attached to the shares of Class B Common Stock were cancelled and new Rights were issued with the shares of Class A Common Stock into which the shares of Class B Common Stock were converted. In this summary, the Class A Common Stock is referred to as "Common Stock". Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock") at a Purchase Price of $85.00 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent.

4.       EFFECTIVENESS.

         Subject to the condition in Section B of this Amendment, this Amendment shall be effective as of the date above first written, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

5.       CERTIFICATION.

         The undersigned officer of the Company certifies by execution hereof that this Amendment is in compliance with the terms of SECTION 27 of the Rights Agreement.

6.       MISCELLANEOUS.

         This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.







                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

                                   WADDELL & REED FINANCIAL, INC.


                                   By:     /s/ Keith A. Tucker
                                           -------------------
                                   Name:   Keith A. Tucker
                                   Title:  Chairman and CEO



                                   FIRST CHICAGO TRUST COMPANY OF NEW YORK, as Rights Agent


                                   By:     /s/ Laurence A. Woods
                                           ---------------------
                                   Name:   Laurence A. Woods
                                   Title:  Vice President

                                    EXHIBIT A

                RIGHTS, POWERS AND PREFERENCES OF THE SERIES A JUNIOR
                         PARTICIPATING PREFERRED STOCK

                  4.3.4 DESIGNATION OF THE RIGHTS AND PREFERENCES OF THE SERIES A JUNIOR PARTICIPATING PREFERRED STOCK. 750,000 shares of the authorized Preferred Stock are hereby designated Series A Junior Participating Preferred Stock ("Series A Junior Participating Preferred Stock"). The rights and preferences of the Series A Junior Participating Preferred Stock are as follows:

                  (a)      DIVIDENDS.

                           (1) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after April 28, 1999 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause
                                    (b) of the preceding sentence shall be
                                    adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (2) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph 4.3.4(a)(1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  (b) VOTING RIGHTS. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

                           (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (2) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                           (4) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

                           (5) During any default period, the voting right described in section 4.3.4(b)(4) of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to section 4.3.4(b)(6) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors.

                                    If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or PARI PASSU with the Series A Junior Participating Preferred Stock.

                           (6) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this section 4.3.4(b)(6) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this section 4.3.4(b)(6), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                           (7) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in Section 4.3.4(b)(5)) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this Section

                                    4.3.4(b) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                           (8) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of section 4.3.4(b)(5) (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

                           (9) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  (c)      CERTAIN RESTRICTIONS.

                           (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 4.3.4(a) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                                    (i)     declare or pay dividends on, make
                                            any other distributions on, or
                                            redeem or purchase or otherwise
                                            acquire for consideration any shares
                                            of stock ranking junior (either as
                                            to dividends or upon liquidation,
                                            dissolution or winding up) to the
                                            Series A Junior Participating
                                            Preferred Stock;

                                    (ii)    declare  or pay  dividends  on or
                                            make any other distributions on any
                                            shares of stock ranking on a parity
                                            (either as to dividends or upon
                                            liquidation, dissolution or winding
                                            up) with the Series A Junior
                                            Participating Preferred Stock,
                                            except dividends paid ratably
                                            on the Series A Junior Participating
                                            Preferred Stock and all such parity
                                            stock on which dividends are payable
                                            or in arrears in proportion to the
                                            total amounts to which the holders
                                            of all such shares are then
                                            entitled;

                                    (iii)   redeem or purchase or otherwise
                                            acquire for consideration shares of
                                            any stock ranking on a parity
                                            (either as to dividends or upon
                                            liquidation, dissolution or winding
                                            up) with the Series A Junior
                                            Participating Preferred Stock,
                                            provided that the Corporation
                                            may at any time redeem, purchase or
                                            otherwise acquire shares of any such
                                            parity stock in exchange for shares
                                            of any stock of the Corporation
                                            ranking junior (either as to
                                            dividends or upon dissolution,
                                            liquidation or winding up) to the
                                            Series A Junior Participating
                                            Preferred Stock; or

                                    (iv)    purchase or otherwise acquire for
                                            consideration any shares of Series A
                                            Junior Participating Preferred
                                            Stock, or any shares of stock
                                            ranking on a parity with the
                                            Series A Junior Participating
                                            Preferred Stock, except in
                                            accordance with a purchase offer
                                            made in writing or by publication
                                            (as determined by the Board of
                                            Directors) to all holders of such
                                            shares upon such terms as the Board
                                            of Directors, after consideration of
                                            the respective annual dividend rates
                                            and other relative rights and
                                            preferences of the respective series
                                            and classes, shall determine in good
                                            faith will result in fair and
                                            equitable treatment among the
                                            respective series or classes.

                           (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Section (1) of this 4.3.4(c), purchase or otherwise acquire such shares at such time and in such manner.

                  (d) REACQUIRED SHARES. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  (e)      LIQUIDATION, DISSOLUTION OR WINDING UP.

                           (1)      Upon any liquidation (voluntary or
                                    otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount equal to $100 per share of Series A Junior

                                    Participating Preferred Stock, plus an
                                    amount equal to accrued and unpaid
                                    dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

                           (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                           (3) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (f) CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A
                           Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (g) NO REDEMPTION. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

                  (h) RANKING. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                  (i) AMENDMENT. At any time when any shares of Series A Junior Participating Preferred Stock are outstanding, the Amended and Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

                  (j) FRACTIONAL SHARES. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

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